                                                                     EXHIBIT 3.2

                     RESTATED CERTIFICATE OF INCORPORATION

                          OF FOX KIDS WORLDWIDE, INC.

     Fox Kids Worldwide, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. The name of the corporation is Fox Kids Worldwide, Inc. Fox Kids Worldwide, Inc. was originally incorporated under the same name and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on August 26, 1996.

          2. Pursuant to Sections 241 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this Corporation.

          3. This Restated Certificate of Incorporation was duly adopted in accordance with Sections 241 and 245 of the Delaware General Corporation Law.

          4. The Corporation has not received any payment for any of its stock.

          5. The text of the Restated Certificate of Incorporation is hereby restated and further amended to read in its entirety as follows:

     FIRST:    The name of the Company is FOX KIDS WORLDWIDE, INC.
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     SECOND:   The address of the registered office of the Company in the State
     ------
of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The name of its registered agent at that address is National Corporate Research, Ltd.

     THIRD:    The purpose of the Company is to engage in any lawful act or
     -----
activity for which a corporation may be organized under the Delaware General Corporation Law (the "DGCL").

     FOURTH:   (a)  Authorized Capital Stock.  The Company is authorized to
     ------         ------------------------
issue ___________ shares of capital stock, of which ___________ shares shall be shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), ___________ shares shall be shares of Class B Common Stock, par value $0.001 per share ("Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), 15,000,000 shares shall be shares of Preferred Stock, par value $0.001 per share ("Preferred Stock"), of which [1,000,000] shares shall be shares of Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock").

               (b)  Common Stock.  The powers, preferences and rights, and the
                    ------------
qualifications, limitations and restrictions of each class of the Common Stock are as follows:
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     (1)  Voting.  (i)  At each annual or special meeting of stockholders, in
          ------
the case of any written consent of stockholders in lieu of a meeting and for all other purposes, each holder of record of shares of Class A Common Stock on the relevant record date shall be entitled to one (1) vote for each share of Class A Common Stock standing in such person's name on the stock transfer records of the Company, and each holder of record of Class B Common Stock on the relevant record date shall be entitled to ten (10) votes for each share of Class B Common Stock standing in such person's name on the stock transfer records of the Company. Except as otherwise required by law, and subject to the rights of holders of the Series A Preferred Stock of the Company or any other series of Preferred Stock of the Company that may be issued from time to time, the holders of shares of Class A Common Stock and of shares of Class B Common Stock shall vote as a single class on all matters with respect to which a vote of the stockholders of the Company is required under applicable law, this Certificate of Incorporation or the Bylaws of the Company, or on which a vote of stockholders is otherwise duly called for by the Company, including, but not limited to, the election of directors, matters concerning the sale, lease or exchange of all or substantially all of the property and assets of the Company, mergers or consolidations with another entity or entities, dissolution of the Company and amendments to this Certificate of Incorporation. Except as provided in this Article FOURTH or by applicable law, whenever applicable law, this Certificate of Incorporation or the Bylaws of the Company provide for the necessity of an affirmative vote of the stockholders entitled to cast at least a majority (or any other greater percentage) of the votes which all stockholders are entitled to cast thereon, or a "majority (or any other greater percentage) of the voting stock," or language of similar effect, any and all such language shall mean that the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall vote as one class and that a majority (or any other greater percentage) consists of a majority (or such other greater percentage) of the total number of votes entitled to be cast in accordance with the provisions of this Article FOURTH.

          (ii) Neither the holders of shares of Class A Common Stock nor the holders of shares of Class B Common Stock shall have cumulative voting rights.

          (iii) The Company may, as a condition to counting the votes cast by any holder of shares of Class B Common Stock at any annual or special meeting of stockholders, in the case of any written consent of stockholders in lieu of a meeting, or for any other purpose, require the furnishing of such affidavits or other proof as it may reasonably request to establish that the shares of Class B Common Stock held by such holder have not, by virtue of the provisions of subparagraphs (b)(6) or (7) of this Article FOURTH, been converted into shares of Class A Common Stock.

     (2)  Dividends; Stock Splits.  Subject to the rights of the holders of
          -----------------------
shares of any series of Preferred Stock, and subject to any other provisions of this Certificate of Incorporation, holders of shares of Class A Common Stock and shares of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Company as may be declared thereon by the Board of Directors of the Company from time to time out of assets or funds of the Company legally available therefor. If at any time a dividend or other distribution in cash or other property (other than dividends or other distributions payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock) is paid on the shares of Class A Common Stock or the shares of Class B Common Stock, a like dividend or other distribution in cash or other property also shall be paid on shares of Class B Common Stock or shares of Class A Common Stock, as the case may be, in an equal amount per share. If at any time a dividend or other distribution payable in shares of Common Stock or options or warrants to purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock is paid on shares of Class A Common Stock or Class B Common Stock, a like dividend or other distribution shall be paid also on shares of Class B Common Stock or Class A Common Stock, as the case may be, in an equal amount per share; provided that, for this purpose, if shares of Class A Common
                  --------
Stock or other voting securities, or options or warrants to purchase shares of Class A Common Stock or other voting securities or securities convertible into or exchangeable for shares of Class A Common Stock or other voting securities, are paid on shares of Class A Common Stock and shares of Class B Common Stock or voting securities identical to the other securities paid on the shares of Class A Common Stock (except that the voting securities paid on the Class B Common Stock may have ten (10) times the number of votes per share as the other voting securities to be received by the holders of the Class A Common Stock) or options or warrants to purchase shares of Class B Common Stock or such other voting securities or securities convertible into or exchangeable for shares of Class B Common Stock or such other voting securities, are paid on shares of Class B Common Stock in an equal amount per share of Class A Common Stock and Class B Common Stock, such dividend or other distribution shall be deemed to be a like dividend or other distribution. In the case of any split, subdivision, combination or reclassification of shares of Class A Common Stock or Class B Common Stock, the shares of Class B Common Stock or Class A Common Stock, as the case may be, also shall be split, subdivided, combined or reclassified so that the number of shares of Class A Common Stock and Class B Common Stock outstanding immedi ately following such split, subdivision, combination or reclassification shall bear the same relationship to each other as did the number of shares of Class A Common Stock and Class B Common Stock outstanding immediately prior to such split, subdivision, combination or reclassification.

     (3)  Liquidation, Dissolution, etc.  In the event of any liquidation,
          ------------------------------
dissolution or winding up (either voluntary or involuntary) of the Company, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive the assets and funds of the Company available for distribution, after payments to creditors and to the holders of the Series A Preferred Stock or any Preferred Stock of the Company that may at the time be outstanding, in proportion to the number of shares held by them, respectively, without regard to class.

     (4)  Mergers, etc.  In the event of any corporate merger, consolidation,
          -------------
purchase or acquisition of property or stock, or other reorganization in which any consideration is to be received by the holders of shares of Class A Common Stock or the holders of shares of Class B Common Stock, the holders of shares of Class A Common Stock and the holders of shares of Class B Common Stock shall receive the same consideration on a per share basis; provided that, if such
                                                     --------
consideration shall consist in any part of voting securities (or of options or warrants to purchase, or of securities convertible into or exchangeable for, voting securities), the holders of shares of Class B Common Stock may receive, on a per share basis, voting securities with ten (10) times the number of votes per share as those voting securities to be received by the holders of shares of Class A Common Stock (or options or warrants to purchase, or securities convertible into or exchangeable for, voting securities with ten (10) times the number of votes per share as those voting securities issuable upon exercise of the options or warrants to be received by the holders of the shares of Class A Common Stock, or into which the convertible or exchangeable securities to be received by the holders of the shares of Class A Common Stock may be converted or exchanged).

     (5)  No Preemptive or Subscription Right.  No holder of shares of Class A
          -----------------------------------
Common Stock or Class B Common Stock shall be entitled to preemptive or subscription rights.

     (6)  Transfer Restriction; Change of Control of Holders.  Shares of Class A
          --------------------------------------------------
Common Stock are freely transferable, however, (i) except as provided in subparagraph (b)(6)(iv) of this Article FOURTH, no person holding record ownership of shares of Class B Common Stock (hereinafter called a "Class B Holder") may transfer, and the Company shall not register the transfer of, such shares of Class B Common Stock, except to a Permitted Transferee of such Class B Holder. Any purported transfer by a Class B Holder, other than to a Permitted Transferee, shall be null and void and of no effect and such purported transfer by the Class B Holder will result in the immediate and automatic conversion of such Holder's shares of Class B Common Stock into shares of Class A Common Stock. For the purposes hereof, a "Permitted Transferee" shall mean:

               (A) any other Class B Stockholder, any of Haim Saban's family members, any trust established solely for the benefit of one or more of Haim Saban's family members or any legal entity in which Haim Saban or such persons are the sole beneficial owners;

               (B) a direct or indirect wholly-owned subsidiary of such Class B Stockholder (or with respect to a Class B Stockholder which is a natural person, a corporation or other person wholly-owned by the Class B Stockholder);

               (C) in the case of a Class B Holder which is the estate of a deceased Class B Holder, or which is the estate of a bankrupt or insolvent Class B Holder, such Class B Holder's "Permitted Transferee" means a Permitted Transferee of such deceased, bankrupt or insolvent Class B Holder; or

               (D) in the case of any Class B Holder, such Class B Holder's "Permitted Transferee" means, without limitation of the foregoing, any direct or indirect Permitted Transferee of a Permitted Transferee of such Class B Holder.

          (ii) Notwithstanding anything to the contrary set forth herein, but subject to the provisions of subparagraph (b)(6)(iv) of this Article FOURTH, in the event of any direct or indirect transfer of beneficial ownership of any shares of Class B Common Stock which, had such transfer also been a transfer of record ownership of such shares of Class B Common Stock, would not have been to a Permitted Transferee, each share of Class B Common Stock transferred shall be deemed, without further act of the part of the holder thereof or the

Company, to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof.

          (iii) Notwithstanding anything to the contrary set forth herein, any event which would result in the automatic conversion of shares of Class B Common Stock into shares of Class A Common Stock shall not result in such conversion if, after such event, the record holder of such shares of Class B Common Stock is a corporation, limited liability company or partnership as to which, with respect to the shares of Class B Common Stock held by such corporation, limited liability company or partnership, any Permitted Transferee of the Class B Holder prior to such event has, directly or indirectly, both investment power (which includes the power to dispose, or direct the disposition of such shares of Class B Common Stock) and voting power (which includes the power to vote, or direct the voting of, such shares of Class B Common Stock); provided that no
                                                     --------
transaction or event intended to avoid the automatic conversion provisions of this subparagraph (b)(6) of Article FOURTH shall in any event be entitled to the benefit of this subparagraph (b)(6)(iii) of Article FOURTH.

          (iv) Notwithstanding anything to the contrary set forth herein, any Class B Holder may pledge such Class B Holder's shares of Class B Common Stock to a pledgee pursuant to a bona fide pledge of such shares as collateral security for any indebtedness or other obligation of any person; provided that,
                                                                 --------
even if such shares are registered in the name of the pledgee or its nominee (which registration is hereby expressly permitted and shall not be considered a transfer hereunder), such shares shall remain subject to the provisions of this subparagraph (b)(6) of Article FOURTH. In the event that such pledged shares of Class B Common Stock (the "Pledged Stock") are foreclosed upon, each share of such Pledged Stock shall be deemed, without further act on the part of the holder thereof or the Company, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof upon the earlier of (i) if the pledgor is contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which the foreclosure on such Pledged Stock becomes final and non-appealable or (ii) if the pledgor is not contesting the foreclosure on such shares of Pledged Stock, 30 days after the date on which such Pledged Stock is foreclosed upon; provided
                                                                       --------
that the Pledged Stock shall not be automatically converted as provided in this subparagraph (b)(6)(iv) of Article FOURTH hereof as a result of such foreclosure if, prior to expiration of either such 30-day period, the Pledged Stock shall be transferred by the pledgee or the purchaser in such foreclosure to a Class B Holder or one or more Permitted Transferees of a Class B Holder.

          (v) Notwithstanding anything to the contrary herein, the Company shall not register the transfer of any shares of Class B Common Stock, unless the transferee and the transferor of such Class B Common Stock have furnished such affidavits and other proof as the Company may reasonably request to establish that such proposed transferee is a Permitted

Transferee. In addition, upon any purported transfer of shares of Class B Common Stock not permitted hereunder, each share of Class B Common Stock purported to be so transferred shall be deemed, without further act on the part of the holder thereof or the Company, to be converted into one share of Class A Common Stock, and stock certificates formerly representing one share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof, and the Company shall register such shares of Class A Common Stock in the name of the person to whom such shares of Class B Common Stock were purported to be transferred.

          (vi) The Company shall include on the certificates for shares of Class B Common Stock a legend referring to the restrictions on transfer and registration of transfer imposed by this subparagraph (b)(6) of Article FOURTH.

     (7)  Automatic Conversion.  (i)  In the event the aggregate number of
          ---------------------
shares of Class B Common Stock and Class A Common Stock held by the Class B Holders and their Permitted Transferees at any time shall constitute less than ten percent (10%) of the total number of shares of Common Stock issued and outstanding at such time, then, without any further act on the part of the holder thereof or the Company, each share of Class B Common Stock then issued and outstanding shall be deemed to be converted into one share of Class A Common Stock, and stock certificates formerly representing each share of Class B Common Stock shall thereupon and thereafter be deemed to represent such number of shares of Class A Common Stock as equals the number of shares of Class A Common Stock into which such shares of Class B Common Stock could be converted pursuant to the terms hereof. For purposes of the immediately preceding sentence, any shares of Class A Common Stock and Class B Common Stock repurchased or otherwise acquired by the Company and not subsequently sold or otherwise transferred by the Company shall no longer be deemed "outstanding," from and after the date of repurchase. Any event set forth in subparagraph (b)(6) or (7) of this Article FOURTH pursuant to which shares of Class B Common Stock have been automatically converted into shares of Class A Common Stock is hereafter referred to as an "Event of Automatic Conversion."

          (ii) Conversion pursuant to an Event of Automatic Conversion shall be deemed to have been effected at the time the Event of Automatic Conversion occurred (such time being the "Conversion Time"). The person entitled to receive the shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Class A Common Stock at and as of the Conversion Time, and the rights of such person as a holder of shares of Class B Common Stock with respect to the shares of Class B Common Stock that have been converted, shall cease and terminate at and as of the Conversion Time.

     (8)  Voluntary Conversion.  Each share of Class B Common Stock shall be
          --------------------
convertible, at the option of its record holder, at any time into one validly issued, fully paid and non-assessable share of Class A Common Stock. At the time of a voluntary conversion, the record holder of shares of Class B Common Stock shall deliver to the principal office of the Company or any transfer agent for shares of the Class A Common Stock (i) the certificate or certificates representing the shares of Class B Common Stock to be converted, duly endorsed in blank or accompanied by proper instruments of transfer and (ii) written notice to the Company specifying the number of shares of Class B Common Stock to be converted into shares of Class A Common Stock and stating the name or names (with addresses) and denominations in which the certificate or certificates representing the shares of Class A Common Stock issuable upon such conversion are to be issued and including instructions for the delivery thereof. Conversion shall be deemed to have been effected at the time when delivery is made to the Company of both such written notice and the certificate or certificates representing the shares of Class B Common Stock to be converted or such later time as may be specified in such written notice, and as of such time each person named in such written notice as the person to whom a certificate representing shares of Class A Common Stock is to be issued shall be deemed to be the holder of record of the number of shares of Class A Common Stock to be evidenced by that certificate. Delivery of such certificates and such written notice shall obligate the Company to issue such shares of Class A Common Stock, and thereupon the Company or its transfer agent shall promptly issue and deliver at such stated address to such record holder of shares of Class A Common Stock a certificate or certificates representing the number of shares of Class A Common Stock to which such record holder is entitled by reason of such conversion, and shall cause such shares of Class A Common Stock to be registered in the name of such record holder.

     (9)  Unconverted Shares; Notice Required.  In the event of the conversion
          -----------------------------------
of less than all of the shares of Class B Common Stock evidenced by a certificate surrendered to the Company in accordance with the procedures of subparagraphs (b)(6), (7) or (8) of this Article FOURTH, the Company shall execute and deliver to or upon the written order of the holder of such unconverted shares, without charge to such holder, a new certificate evidencing the number of shares of Class B Common Stock not converted.

     (10) Reservation.  The Company hereby reserves and shall at all times
          -----------
reserve and keep available, out of its authorized and unissued shares of Class A Common Stock, for the purposes of effecting conversions, such number of duly authorized shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Class B Common Stock. All of the shares of Class A Common Stock so issuable shall, when so issued, be duly and validly issued, fully paid and non-assessable. The Company shall take all action as may be necessary to ensure that all such shares of Class A Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the shares of Class A Common Stock are or may be listed, or of any inter-dealer quotation system of a registered national securities association upon which the shares of Class A Common Stock are or may be listed or authorized for quotation.

     (11) Power to Sell and Purchase Shares.  Subject to applicable law, the
          ---------------------------------
Company shall have the power and authority to issue and sell all or any part of any shares of any class of capital stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. The Company shall have the power to purchase any shares of any class of capital stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

     (12) Rights Otherwise Identical.  Except as expressly set forth herein,
          --------------------------
the rights of the holders of Class A Common Stock and the rights of the holders of Class B Common Stock shall be in all respects identical.

     (13) For purposes of this Article FOURTH:

          (i) The relationship of any person that is derived by or through legal adoption shall be considered a natural one.

          (ii) Each joint owner of shares of Class B Common Stock shall be considered a "Class B Holder" of such shares.

          (iii) A minor for whom shares of Class B Common Stock are held pursuant to the Uniform Gifts to Minors Act or similar law shall be considered a "Class B Holder" of such shares.

          (iv) The term "beneficial ownership" (including, with a correlative meaning, the term "beneficially own"), shall have the meaning assigned such term in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended, as in effect on July 31, 1996, except that a person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

          (v) Unless otherwise specified, the term "person" means both natural persons and legal entities.

          (vi) The term "transfer" means any direct or indirect transfer (including by sale, assignment, gift, bequest, appointment or otherwise), and shall also include, with respect to any Class B Holder, any direct or indirect change in control of such person.

          (vii) The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person or entity, whether through the ownership of voting securities, by contract or otherwise.

     (c)  Preferred Stock.
          ---------------

     (1) The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the authorization of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices, (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series, (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company, and/or (iv) convertible into, or exchangeable for, shares of any other class or classes of capital stock, or of any other series of the same or any other class or classes of stock, of the Company at such price or prices or at such rates of exchange and with such adjustments, all as may be stated in such resolution or resolutions.

     (2)  Series A Preferred Stock.  The relative powers, preferences and
          ------------------------
rights, and the qualifications, limitations and restrictions of and with respect to the Series A Preferred Stock are as follows:

          (i)    Designation and Amount.  The Series A Preferred Stock is hereby
                 ----------------------
designated as a separate series of the Preferred Stock, with a par value of $0.001 per share; and the number of shares constituting the Series A Preferred Stock shall be [1,000,000] shares.

          (ii)   Dividends.  Subject to the restrictions on dividends and
                 ---------
distributions to stockholders under the DGCL, the holders of record of Series A Preferred Stock on the record date as established by the Board of Directors, pursuant to subparagraph (b)(2) of this Article FOURTH shall from time to time be entitled to receive dividends in an amount equal to the per share "Distributable Cash" of the Company, when, as and if declared by the Board of Directors of the Company; provided, that no more than an aggregate of $49 in
                          --------
dividends shall be paid with respect to any share of Series A Preferred Stock.

          (iii)  Distributable Cash.  The per share "Distributable Cash" of the
                 ------------------
Company shall mean, at the time a determination of per share Distributable Cash is made, an amount in United States dollars equal to (A) the net cash available to the Company provided by operating activities of the Company and its direct and indirect subsidiary companies (on a consolidated basis), and by Fox Kids Worldwide, L.L.C., a Delaware limited liability company, from December 22, 1995 and through the end of the last fiscal quarter of the Company ending not less than 90 days prior to the time of determination, less the sum of (i) all
                                                 ----
Restricted Cash (defined below), (ii) all Reserves, (iii) all amounts previously paid as dividends on the Series A Preferred Stock, and (iv) all amounts paid in redemption of shares of the Series A Preferred Stock; divided by (B) the number
                                                      -------
of shares of the Series A Preferred Stock issued and outstanding at the time of determination. "Reserves" shall be those amounts determined from time to time by the Board of Directors as necessary to provide, over such period as the Board of Directors considers appropriate, for current and planned capital expenditures, debt service, working capital requirements and expansion plans; and if the Board of Directors is unable to reach agreement thereon, the Reserves shall be maintained at a level equal to the sum of (x) $30 million plus (y) the
                                                                   ----
net proceeds realized by the Company from the sale of Class A Common Stock in connection with its initial public offering. "Restricted Cash" shall mean cash and cash equivalent assets which, under agreements binding upon the Company and its subsidiaries, or applicable law, are not readily available to the Company for the payment of dividends.

          (iv)   Determination of Distributable Cash.  Within 15 business days
                 -----------------------------------
following the end of each fiscal quarter of the Company ending subsequent to the date of issuance of any Series A Preferred Stock and as long as any Series A Preferred Stock remains issued and outstanding, the Board of Directors shall determine whether any Distributable Cash then exists, and if any Distributable Cash then exists, the Board of Directors shall declare a per share dividend on the Series A Preferred Stock equal to the per share Distributable Cash, payable on the 30th business day following the end of such fiscal quarter to holders of record on the 20th business day following the end of such fiscal quarter.

          (v)    Liquidation Rights.  Upon any liquidation, dissolution or
                 ------------------
winding up of the affairs of the Company, whether voluntary or involuntary (collectively a "Liquidation"), no distribution shall be made to the holders of the Company's Common Stock or any other class or series of capital stock of the Company ranking junior to the Series A Preferred Stock (collectively referred to as the "Junior Stock") unless, prior to any such distribution, the holders of the Series A Preferred Stock shall have received in cash, out of the assets of the Company available for distribution to its stockholders, after satisfaction of indebtedness and other liabilities (the "net assets"), whether such assets are capital or surplus and whether any dividends as such are declared, the amount of $50 per share, less all dividends declared and paid by the Company with respect thereto, for each outstanding share of Series A Preferred Stock (the "Liquidation Value"). In the event of any Liquidation of the Company, after payment in cash shall have been made to the holders of shares of Series A Preferred Stock of the full amount to which they shall be entitled as aforesaid, the holders of any class of Junior Stock shall be entitled, to the exclusion of the holders of shares of Series A Preferred Stock, to share according to their respective rights and preferences in all remaining assets of the Company available for distribution to its stockholders.

          If the net assets distributable in any Liquidation to the holders of Series A Preferred Stock or any class or series of stock on a parity with the Series A Preferred Stock as to Liquidation (the "Liquidation Parity Stock") are insufficient to permit the payment to such holders of the full preferential amounts to which they may be entitled, such assets shall be distributed ratably among the holders of the Series A Preferred Stock and such Liquidation Parity Stock in proportion to the full preferential amount each such holder would otherwise be entitled to receive. Neither a merger nor a consolidation of the Company with or into any other corporation or corporations nor a sale, conveyance, exchange or transfer of all or any part of the assets of or property of the Company shall be deemed to be a Liquidation.

          (vi)   Redemption.  The Company may, by resolution of its Board of
                 ----------
Directors, redeem at any time or from time to time, all or a portion of the outstanding shares of Series A Preferred Stock at a redemption price per share equal to the then-current Liquidation Value of the Series A Preferred Stock; provided, that unless the Company shall have received a written legal opinion
- --------
from its counsel, in form and substance reasonably satisfactory to the holders of a majority of the then-outstanding Series A Preferred Stock, that such redemption would not, under applicable provisions of the U.S. Internal Revenue Code, as then in effect, be treated as a dividend for federal income tax purposes, the Company shall not effect such redemption.

          If the Company pays $50 million, in the aggregate, either in dividends on the Series A Preferred Stock, or in redemption thereof, the Series A Preferred Stock shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of preferred stock, unclassified as to series, and all rights of the holders thereof as stockholders of the Company on account thereof shall cease. At such time, upon written demand by the Company, all holders of the Series A Preferred Stock immediately shall surrender and return to the Company any and all certificates and other documents evidencing ownership of shares of the Series A Preferred Stock.

          (vii)  Procedure for Redemption.  (1)  In the event that fewer than
                 ------------------------
all of the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected by lot or pro rata as
                                                                    --------
may be determined by the Board of Directors.

                 (2) In the event the Company shall redeem shares of Series A Preferred Stock, notice of such redemption shall be given by first class mail, postage prepaid or by personal delivery, mailed or delivered not less than 10 and not more than 30 days prior to the applicable redemption date to each holder of record of the shares of Series A Preferred Stock to be redeemed at such holder's address as the same appears on the stock register of the Company; provided, however, that neither the failure to give such notice nor any defect
- --------  -------
therein shall affect the validity of the proceeding for the redemption of any share of Series A Preferred Stock to be redeemed and such notice requirement may be waived or modified by the holders of the Series A Preferred Stock in writing. Each such notice shall state (i) the redemption date; (ii) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder; (iii) the applicable redemption price; and (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.

                 (3) Notice having been mailed as aforesaid, from and after the applicable redemption date, unless the Company defaults in paying the applicable redemption price, such shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of preferred stock, unclassified as to series, and shall not be reissued as shares of Series A Preferred Stock and all rights of the holders thereof as stockholders of the Company with respect thereto (except the right to receive from the Company the applicable redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Company shall so require and the notice shall so state), such shares shall be redeemed by the Company at the applicable redemption price. In case fewer than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (viii)  Voting Rights.  Except as otherwise provided by law, the holders
             -------------
of Series A Preferred Stock shall not be entitled as such to vote on any matters submitted for a vote of the holders of the Common Stock or of any other class of capital stock.

     (ix)    Preemptive Rights and Assessments.  The holders of Series A
             ---------------------------------
Preferred Stock shall have no preemptive rights and are not subject to future assessments by the Company.

     FIFTH:  The following provisions are inserted for the management of the
     -----
business and the conduct of the affairs of the Company, and for further definition, limitation and regulation of the powers of the Company and of its directors and stockholders:

          (1) The business and affairs of the Company shall be managed by or under the direction of the Board of Directors.

          (2) All actions of the Board of Directors (including, but not limited to, interested party transactions, financing transactions, mergers and acquisitions, changes in executive officers, director nominations and committee appointments) will require the vote of at least 75% of the then duly elected and acting members of the Board of Directors. Interested directors will be counted, and may cast votes.

          (3) The directors shall have concurrent power with the stockholders to adopt, amend, or repeal the Bylaws of the Company.

          (4) The number of directors of the Company shall be as from time to time fixed by, or in the manner provided in, the Bylaws of the Company. Election of directors need not be by written ballot unless the Bylaws so provide.

          (5) The Board of Directors may by resolution designate one or more committees and delegate certain responsibilities, powers and the authority to act to such committees, except to the extent such delegation is prohibited by
Section 141 of the DGCL, and only as provided for more specifically in the Bylaws of the Company.

          (6) No director shall be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article FIFTH by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

          (7) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Company, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation and any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the
              --------  -------
stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     SIXTH:  The Company shall, to the fullest extent permitted by the DGCL, as
     -----
the same may be amended and supplemented, indemnify any and all directors whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights of which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director and shall inure to the benefit of the heirs, executors, and administrators of such person. The Company shall, in its sole discretion, have the power to indemnify any and all officers of the Company and its subsidiaries to the fullest extent permitted by the DGCL, as the same may be amended and supplemented.

     Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director or officer of the Company existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

     SEVENTH:  Meetings of stockholders may be held within or without the State
     -------
of Delaware, as the Bylaws may provide. The books of the Company may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Company.

     EIGHTH:  The Company reserves the right to amend, alter, change or repeal
     ------
any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed in this Certificate of Incorporation, the Bylaws of the Company or the laws of the State of Delaware, and all rights herein conferred upon stockholders are granted subject to such reservation.

     IN WITNESS WHEREOF, the Company has caused this Certificate of Incorporation to be duly executed this _____ day of ___________, 1996.

                              _____________________________

                              _____________________________

                              _____________________________

                              _____________________________

                              _____________________________

ATTEST:
____________________

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